ORGANIZED UNDER THE LAWS OF DELAWARE

__________________, 2004

                                                                                                                                                                             COMMON

No. CS---                                                                                            **______**

VINCERA, INC.

TRANSFER SUBJECT TO RESTRICTIONS LEGEND ON THE REVERSE OF THIS CERTIFICATE

THIS CERTIFIES THAT __________ is the owner of _____ Shares of the Common Stock of

VINCERA, INC.

transferable only on the books of the corporation by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated ________, 2004

SECRETARY	PRESIDENT

[VINCERA SEAL]

[BACK OF CERTIFICATE]

THIS SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND IT’S COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

For Value Received, ______________________ hereby sell, assign and transfer unto _____________________________________________ Shares represented by the within certificate, and do hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________, ______

In presence of

Notice:  The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

SCHEDULE OF COMMON STOCK HOLDERS

Shareholder Name	Common Shares
	Shares	% own
Draper Fischer Funds	3,064,173	12.74233%
Vishwanath, Bala	2,844,542	11.82900%
Malmstedt, David	2,640,286	10.97960%
Agrawal, Puru	1,981,464	8.23990%
Triton Ventures	1,715,937	7.13570%
Gere, Wes	1,667,214	6.93309%
Pham, Trueu	1,664,251	6.92077%
Origin Partners, Limited Partnership	1,394,301	5.79819%
Starter Fluid	931,153	3.87219%
Lall, Sanjay	762,300	3.17002%
Access Partners	612,834	2.54846%
Arora	385,264	1.60212%
Parrish, Jason	303,522	1.26219%
Murphy, Ken Investments	250,000	1.03962%
Eshelman, Christina	250,000	1.03962%
Eshelman, Mark	225,000	0.93566%
Eshelman, Michael & Connie	208,000	0.86497%
Federico, Ron	200,000	0.83170%
Ramanoorthy, S.	185,223	0.77025%
Larsen, Gary	160,000	0.66536%
Lynch, Jack	150,000	0.62377%
Elmaq Software Pvt Ltd	150,000	0.62377%
Origin Partners Civil Law Partnership	142,014	0.59056%
Doyle, Richard	134,000	0.55724%
Santullo, Mike	130,240	0.54160%
Kotwas, Matt	125,000	0.51981%
Millennium Software Inc.	120,000	0.49902%
Mantz, Brian	100,000	0.41585%
Galant, Carl	100,000	0.41585%
The Hays and Kay Pitts Family LTD	95,037	0.39521%
Wall, Craig	80,834	0.33615%
Seges Consultants	80,000	0.33268%
Martaga, William Jefferey	75,000	0.31189%
Eshelman, Jack	70,000	0.29109%
Taylor, Lew	67,500	0.28070%
Burns, Frank	66,667	0.27723%
Adrian, Bob	53,334	0.22179%
Webber, Neil	50,000	0.20792%
Maples, Mike	50,000	0.20792%
O'Brien, Shawn	50,000	0.20792%
Veeramani, Uma	50,000	0.20792%
Boral, Horan	47,797	0.19876%
Avatar Capital	47,481	0.19745%
Rodgers, Kelly	40,000	0.16634%
Borazjani, Amir	40,000	0.16634%
Murphy Enterprise Center	39,000	0.16218%
Fluke, Marty	35,563	0.14789%
McAllister, Scott	35,000	0.14555%
Ganesan, Ravikanth	33,334	0.13862%
McKeand, Kevin	30,000	0.12475%
Saraff, Surya	30,000	0.12475%
Thomas, Brooke	20,625	0.08577%
Moran, Vivienne	20,000	0.08317%
Bernard Group	20,000	0.08317%
Richards, John	19,634	0.08165%
Young, Todd	19,263	0.08010%
Hughes & Luce LLP	18,269	0.07597%
McPherson, Dave	14,077	0.05854%
Hartgrove, Sherri (Stanley)	13,334	0.05545%
Mylius, Ronald	13,334	0.05545%
Cave, Robert	13,334	0.05545%
Gonzales, Veronica	10,000	0.04158%
Larsen, Maria	10,000	0.04158%
Shomron, Gur	8,132	0.03382%
Adrian, Harold	6,667	0.02772%
Mahoney, Robert	6,667	0.02772%
Adrian, Carolyn	6,666	0.02772%
Guyton, Ben	6,042	0.02513%
Austin Entrepreneurs Foundation	5,927	0.02465%
Tatum CFO	5,000	0.02079%
Balasubhramaniam, Sridhar	4,445	0.01848%
Durst, Eric	4,445	0.01848%
Kitagawa, Terry	4,445	0.01848%
Scott, David (escrow)	4,445	0.01848%
Tubb, William	4,445	0.01848%
Sonawala, Kavita	4,000	0.01663%
Womack, David	3,334	0.01386%
McColgan, Christine	3,334	0.01386%
Womack, Lisa	3,333	0.01386%
Inglis, Mary	2,964	0.01233%
Karia, Adarsh	2,500	0.01040%
Bui, Huyen	2,223	0.00924%
Murray, Daniel P. (escrow)	2,223	0.00924%
Gullapalli, Neelima	625	0.00260%
Shapiro, Michael	200	0.00083%
TOTAL	24,047,197	100%